                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Orthodontic Centers of America, Inc. for the registration of 2,460,745 shares of its common stock and to the incorporation by reference of our report dated April 12, 2001, with respect to the consolidated financial statements and schedule of Orthodontic Centers of America, Inc. included in the Annual Report (Form 10-K), as amended by Form 10-K/A, for the year ended December 31, 2000.


                                                          /s/ ERNST & YOUNG LLP



New Orleans, Louisiana
October 4, 2001